UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 10, 2018

Hines Real Estate Investment Trust, Inc.
__________________________________________
 (Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information discussed under Item 8.01 of this Current Report on Form 8-K with respect to the Assignment of Partnership Interests Agreement and the Assignment of Accounts Receivable Agreement is incorporated by reference into this Item 1.01.

Item 8.01 Other Events.

In order to facilitate the completion of the winding-up of Hines Real Estate Investment Trust, Inc. (the “Company”), the Company has transferred to certain affiliates of the Company’s sponsor, Hines Interests Limited Partnership, the Company’s interest in (i) Hines US Core Office Fund LP (the “Core Fund”), which also is in the process of winding down, (ii) an account receivable in the amount of approximately $535,000, including accrued interest, and (iii) two subsidiaries (the “Brazil Subsidiaries”) related to an investment in Brazil that was sold by the Company in 2010.

Specifically, on July 26, 2018, Hines REIT Properties, L.P. (the “Operating Partnership”), a subsidiary of the Company, entered into an agreement with HALP Associates Limited Partnership (“HALP”), pursuant to which, effective as of July 26, 2018, the Operating Partnership transferred to HALP all of its non-managing general partnership interest in the Core Fund for consideration of approximately $1.36 million, which is equal to the value of the Operating Partnership’s pro rata share of the Core Fund’s total assets (the “Assignment of Partnership Interests Agreement”). Also on July 26, 2018, the Company entered into an agreement with HALP, pursuant to which, effective as of July 26, 2018, the Company transferred its interest in an account receivable to HALP, for consideration of approximately $535,000, which is the amount of the account receivable plus accrued interest (the “Assignment of Accounts Receivable Agreement”). In addition, on July 10, 2018, the Operating Partnership entered into agreements with Hines International, LLC (“Hines International”), pursuant to which, effective as of July 10, 2018, the Operating Partnership transferred to Hines International all of its membership interest in the Brazil subsidiaries for consideration equal to the de minimis amount of cash remaining at the subsidiaries.

Final Distribution and Dissolution

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on July 13, 2018, the Company expects to pay a final distribution of $0.08 per share to the Company’s stockholders of record as of the close of business on July 10, 2018. The final distribution was paid on July 26, 2018. The Company anticipates that promptly following the payment of the final distribution, the dissolution and winding up of the Company will be complete and all shares of the Company’s outstanding common stock will be canceled and no longer deemed to be outstanding and all rights of the holders thereof as stockholders shall cease and terminate. The Company will also file appropriate notification to terminate its obligations under the U.S. securities laws, including the filing of a Form 15 with the SEC to deregister its common stock.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Assignment of Partnership Interests Agreement
99.2	Assignment of Accounts Receivable Agreement
99.3	Assignment of Araucaria LLC to Hines International, LLC
99.4	Assignment of Araucaria Brazil LLC to Hines International, LLC
Forward Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These forward-looking statements include, among others, statements about the expected timing and amount of the final liquidating distribution and the completion of the winding up of the Company's operations. These risks and uncertainties include, without limitation, unanticipated difficulties or expenditures relating to the liquidation and dissolution. For a further list and description of risks and uncertainties, see the reports filed by the Company with the SEC, including the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statement speaks only as of the date of this report. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information or developments, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

August 1, 2018	By:	/s/ J. Shea Morgenroth
J. Shea Morgenroth
Chief Accounting Officer and Treasurer